UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into A Material Definitive Agreement

On February 29, 2008, we amended the Common Stock Purchase Agreement with Green Hospital Supply, Inc., dated February 8, 2008, which relates to the sale of 2,000,000 shares of unregistered Cytori common stock to Green Hospital Supply, Inc. for $12,000,000 cash.  The original Common Stock Purchase Agreement provided for a single closing of the investment transaction.  The amendment to Common Stock Purchase Agreement provides for two separate closings, the first on February 29, 2008, and the second on April 30, 2008.  At each closing we are to receive $6,000,000 cash and issue 1,000,000 shares of unregistered Cytori common stock to Green Hospital Supply, Inc.  All other provisions of the Common Stock Purchase Agreement remain unchanged.

Item 9.01                      Financial Statements and Exhibits

(c)           Exhibits

10.51.1          Amendment No. 1 to Common Stock Purchase Agreement, dated as of February 29, 2008, between us and Green Hospital Supply, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: February 29, 2008	By: /s/ Christopher J. Calhoun
Christopher J. Calhoun
Chief Executive Officer

3